Exhibit 10.1

SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT

This SIXTH AMENDMENT to THIRD AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT, dated as of October 18, 2012 (this “Amendment”), is entered into by and among SYNNEX CORPORATION, a Delaware corporation (“Synnex”), as servicer and as an originator, and SIT FUNDING CORPORATION, a Delaware corporation (the “Buyer”).
RECITALS
A.WHEREAS, Synnex and the Buyer are parties to that certain Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “SSA”); and
B.    WHEREAS, Synnex and the Buyer hereto desire to amend and modify certain terms of the SSA as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Annex X to the Fourth Amended and Restated Receivables Funding and Administration Agreement, dated as of November 15, 2010 (the “Fourth A&R RFA”), by and among the Buyer the lenders party thereto and The Bank of Nova Scotia, as agent and as a lender, shall have the same meanings herein as in Annex X to the Fourth A&R RFA.
2.    Amendments to the SSA.
(A)    Each reference to “$10,000,000” in Section 8.01(b) of the SSA is hereby replaced with a reference to “$50,000,000”.
(B)    The reference to “$5,000,000” in Section 8.01(f) of the SSA is hereby replaced with a reference to “$10,000,000”.
3.    Amendment to Annex X to the SSA. The reference to “25%” in clause (a) of the definition of “Change of Control” in Annex X to the SSA is hereby replaced with a reference to “30%”.
4.    Amendments to Annex Z to the SSA.
(A)    Clause (a) of Annex Z to the SSA is hereby amended and restated in its entirety as follows:
(a)    [RESERVED]

(B)    Clause (b) of Annex Z to the SSA is hereby amended and restated in its entirety as follows:
Minimum Fixed Charge Coverage Ratio. Servicer, on a consolidated basis with its Subsidiaries, shall have a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 when measured as of (i) the end of the last Rolling Period immediately preceding the occurrence of any Covenant Trigger Period for which quarterly financial statements have been delivered pursuant to Annex 5.02(a) of the Funding Agreement and (ii) as of the end of each Rolling Period for which quarterly financial statements are delivered pursuant Annex 5.02(a) of the Funding Agreement during any Covenant Trigger Period.
(C)    The definition of “Capital Expenditures” in Annex Z to the SSA is hereby amended and restated in its entirety as follows:
“Capital Expenditures” shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Debt) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided, however, that “Capital Expenditures” shall exclude (A) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time; (B) expenditures to the extent made with proceeds of a substantially concurrent issuance of Stock of Servicer; (C) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property within 6 months of receipt of such proceeds; (D) expenditures made during such period to consummate one or more Permitted Acquisitions (in accordance with and as defined in Section 6.1 of the Credit Agreement); and (E) expenditures during such period that are reimbursed by a third Person (excluding Servicer or any of its Affiliates) in such period.
(D)    A definition of “Covenant Trigger Period” is hereby inserted in its proper alphabetical order in Annex Z to the SSA as follows:
“Covenant Trigger Period” shall mean the period (a) commencing on the day that Net Borrowing Availability (as defined in the Credit Agreement) is less than: (i) for 5 consecutive Business Days, the greater of: (A) an amount equal to 20% of the Maximum Amount (as defined in the Credit Agreement), and (B) $20,000,000, or (ii) at any time, the greater of (A) an amount equal to 10% of the Maximum Amount (as defined in the Credit Agreement), and (B) $10,000,000; and (b) continuing until, during the preceding 60 consecutive days, Net Borrowing Availability has been greater than, at all times, the greater of (i) an amount equal to 20% of the Maximum Amount (as defined in the Credit Agreement), and (ii) $20,000,000.

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5.    Representations and Warranties. Each of Synnex and the Buyer represents and warrants for itself as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing (except for any filing required by federal securities laws), registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment that has not already been obtained.
(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict in any material respect with any laws applicable to it.
(e)    Immediately after giving effect to this Amendment, (i) the representations and warranties of the Transaction Parties set forth in the SSA shall be true and correct (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) and (ii) no Termination Event or Incipient Termination Event shall have occurred and be continuing.
(f)    As of the date hereof, Synnex is the only Originator party to the SSA.
6.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the SSA shall remain in full force and effect. After this Amendment becomes effective, all references in the SSA to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the SSA shall be deemed to be references to the SSA as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the SSA other than as set forth herein.
7.    Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto.
8.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
9.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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10.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the SSA or any provision hereof or thereof.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SIT FUNDING CORPORATION, as Buyer

By:        /s/ Simon Y. Leung
Name: Simon Y. Leung
Title: Senior Vice President
         General Counsel and Corporate Secretary

SYNNEX CORPORATION, individually and as an Originator

By:        /s/ Simon Y. Leung
Name: Simon Y. Leung
Title: Senior Vice President
     General Counsel and Corporate Secretary

SYNNEX CORPORATION, as Servicer

By:        /s/ Simon Y. Leung
Name: Simon Y. Leung
Title: Senior Vice President
     General Counsel and Corporate Secretary

S-1	Sixth Amendment to Third Amended and Restated Sale and Servicing Agreement

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:    /s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

S-2	Sixth Amendment to Third Amended and Restated Sale and Servicing Agreement